Exhibit 11.1

                         COMDISCO HOLDING COMPANY, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                      (in thousands except per share data)

Average common shares used in computing earnings (loss) per common and common equivalent share were as follows:

                                                   Three months ended      Nine months ended
                                                         June 30,                 June 30,
                                                      2004       2003         2004       2003
                                                   -------    -------      -------    -------
Average common shares issued                         4,200      4,200        4,200      4,200
Effect of dilutive options                               -          -           -           -
Average common shares held in treasury                  (3)        (3)          (3)        (1)
                                                   -------    -------      -------    -------
  Total                                              4,197      4,197        4,197      4,199
                                                   =======    =======      =======    =======


Net earnings to common stockholders                $ 7,898    $39,843      $39,338    $85,034
                                                   =======    =======      =======    =======

Net earnings (loss) per common share:
  Earnings (loss) per common share-basic:
    Earnings (loss) from continuing operations     $ (0.41)   $  0.24      $ 11.75    $  1.12
    Earnings (loss) from discontinued
     operations                                       2.29       9.25        (2.38)     19.13
                                                   -------    -------      -------    -------
                                                   $  1.88    $  9.49      $  9.37    $ 20.25
                                                   =======    =======      =======    =======

  Earnings (loss) per common share-diluted:
    Earnings (loss) from continuing operations     $ (0.41)   $  0.24      $ 11.75    $  1.12
    Earnings (loss) from discontinued
     operations                                       2.29       9.25        (2.38)     19.13
                                                   -------    -------      -------    -------
                                                   $  1.88    $  9.49      $  9.37    $ 20.25
                                                   =======    =======      =======    =======
